UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2006
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 16, 2006, PAREXEL International Corporation (the “Company”) issued a press release announcing that the transaction providing for the acquisition of Behavioral and Medical Research, LLC and the transfer of stock of California Clinical Trials Medical Group, Inc. to the Company’s designee (the “Acquisition”) had closed effective as of November 15, 2006. The text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
     The Acquisition was made pursuant to the terms of a Purchase Agreement dated as of October 12, 2006, by and among PAREXEL International, LLC (a wholly owned subsidiary of the Company), Behavioral and Medical Research, LLC, California Clinical Trials Medical Group, Inc., Murray H. Rosenthal, D.O. and Robert J. Palko. A copy of this agreement was filed as Exhibit 2.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on October 13, 2006.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 16, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 16, 2006.